Exhibit 99.1

For Immediate Release – November 2, 2009

For Information Contact:

Curtis L. Hage, Chairman, President and CEO

Sioux Falls, South Dakota

Phone:  (605) 333-7556

HF Financial Corp. Announces Commencement of

Underwritten Public Offering of Common Stock

SIOUX FALLS, SD, November 2 — HF Financial Corp. (NASDAQ: HFFC) today announced that it has commenced an offering of approximately $15 million of its common stock in an underwritten public offering through Sandler O’Neill + Partners, L.P.  The Company intends to grant the underwriter a 30-day option to purchase up to an additional 15% of the common stock sold in the offering to cover over-allotments, if any.

The Company intends to use a portion of the net proceeds of the offering to repay outstanding borrowings under its loan with United Bankers’ Bank.  The Company will use the remainder of the net proceeds of the offering for general corporate purposes, including to contribute to the capital reserves of Home Federal Bank to support growing its lending activities through organic growth and/or, if appropriate opportunities arise, possible acquisitions of banks, thrifts and other financial services companies.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.  A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective.  These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.  The offering will be made only by means of a prospectus, copies of which may be obtained from Sandler O’Neill + Partners, 919 Third Avenue, 6th Floor, New York, NY 10022, Attention: Syndicate Department 1-866-805-4128.

About HF Financial

HF Financial Corp., based in Sioux Falls, SD, is the parent company for financial service companies, including Home Federal Bank, Mid America Capital Services, Inc., dba Mid America Leasing Company, Hometown Investment Services, Inc. and HF Financial Group, Inc.  As of September 30, 2009, the Company had total assets of $1.2 billion and stockholders’ equity of $70.5 million.  The Company is the largest publicly traded savings association headquartered in South Dakota, with 33 offices in 19 communities, which includes a location in Marshall, Minnesota.

Forward Looking Statements

Certain matters set forth herein constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Words such as “optimism,” “look-forward,” “bright,” “believe,” “expect,” “anticipate,” “intend,” “hope,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may,” are intended to identify these forward-looking statements. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the Company’s historical experience and present expectations or projections. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to: adverse economic and market conditions of the financial services industry in general, including, without limitation, the credit markets; the effect of recent legislation to help stabilize the financial markets or the effect of the phase-out of existing recovery programs; future losses on the Company’s holdings of trust preferred securities; increase of non-performing loans and additional provisions for loan losses; the failure of assumptions underlying the establishment of reserves for loan losses and other estimates; the failure to maintain the Company’s reputation in its market area; prevailing economic, political and business conditions in South Dakota; the effects of competition from a wide variety of local, regional, national and other providers of financial services; compliance with existing and future banking laws and regulations, including, without limitation, regulatory capital requirements and FDIC insurance coverages and costs; changes in the availability and cost of credit and capital in the financial markets; the effects of FDIC deposit insurance premiums and assessments; the risks of changes in market interest rates on the composition and costs of deposits, loan demand, net interest income, and the values and liquidity of loan collateral, and the Company’s ability or inability to manage interest rate and other risks; changes in the prices, values and sales volumes of residential and commercial real estate; an extended period of low commodity prices, significantly reduced yields on crops, reduced levels of governmental assistance to the agricultural industry, and reduced farmland values; soundness of other financial institutions; the risks of future acquisitions and other expansion opportunities, including, without limitation, the related time and costs of implementing such transactions, integrating operations as part of these transactions and possible failures to achieve expected gains, revenue growth and expense savings from such transactions; security and operations risks associated with the use of technology; the loss of one or more key personnel, or the failure to attract, assimilate and retain other highly qualified personnel in the future; changes in or interpretations of accounting standards, rules or principles; and other factors and risks described in the Company’s SEC filings, including without limitation, its Annual Report on Form 10-K for the fiscal year ended June 30, 2009 and its subsequent quarterly reports on Form 10-Q.   Forward-looking statements speak only as of the date they are made. Forward-looking statements are based upon management’s then-current beliefs and assumptions, but management does not give any assurance that such beliefs and assumptions will prove to be correct. The Company undertakes no obligation to publicly update or revise any forward-looking statements or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise, except to the extent required by federal securities laws. Based upon changing conditions, should any one or more of the above risks or uncertainties materialize, or should any underlying beliefs or assumptions prove incorrect, actual results may vary materially from those described in any forward-looking statement.